Exhibit 99.1

Contact: Tim Berryman Director – Investor Relations Medical Properties Trust, Inc. (205) 397-8589 tberryman@medicalpropertiestrust.com

MEDICAL PROPERTIES TRUST, INC. GROWS FOURTH QUARTER NORMALIZED FFO BY 17% YEAR-OVER-YEAR TO $0.28 PER SHARE

GROWS REVENUE AND TOTAL ASSETS 29% FOR FULL YEAR 2014

Birmingham, AL – February 12, 2015 – Medical Properties Trust, Inc. (the “Company” or “MPT”) (NYSE: MPW) today announced financial and operating results for the fourth quarter ended December 31, 2014.

FOURTH QUARTER AND RECENT HIGHLIGHTS

•	Normalized Funds from Operations (“FFO”) per diluted share was $0.28 in the fourth quarter, up 17% compared with $0.24 per diluted share in the fourth quarter of 2013;

•	2014 Normalized FFO per diluted share grew 10% to $1.06 compared with 2013;

•	Acquisitions committed to or completed in 2014 totaled approximately $1.4 billion compared with approximately $700 million in 2013 and $800 million in 2012;

•	Completed the acquisition, with Waterland Private Equity, of MEDIAN Kliniken Group, and initiated the purchase and leaseback process of its 40 rehabilitation and acute care hospitals;

•	Received an upgrade on the Company’s Senior Notes to the investment grade rating of BBB- from BB from Standard & Poor’s Rating Services and an upgrade to the corporate credit rating to BB+ with a stable outlook from BB;

•	Issued 34.5 million shares of common stock in early January at a public offering price of $14.50 for net proceeds of approximately $480 million.

Included in the financial tables accompanying this press release is information about the Company’s assets and liabilities, net income and reconciliations of net income to FFO and Adjusted Funds from Operations (“AFFO”), all on a basis comparable to 2013 periods.

“This was a monumental year for MPT as we eclipsed the billion dollar mark in acquisitions for the first time in our 10-year history and strategically expanded and further diversified our portfolio with our investments in Germany,” said Edward K. Aldag, Jr., Chairman, President and CEO of Medical Properties Trust. “MPT is among the top five U.S. for-profit owners of hospital beds and the successful completion of nearly $1.4 billion in acquisitions was a tremendous accomplishment by our organization. We will continue to leverage our hospital expertise to achieve future growth in the U.S. and Western Europe.”

OPERATING RESULTS

Normalized FFO for the fourth quarter of 2014 increased 26% to $48.0 million compared with $38.1 million in the fourth quarter of 2013. Per share Normalized FFO increased 17% to $0.28 per diluted share in the fourth quarter of 2014 compared with $0.24 per diluted share in the fourth quarter of 2013.

For the twelve months ended December 31, 2014, Normalized FFO increased 23% to $181.7 million from $147.2 million in 2013. On a per diluted share basis, Normalized FFO increased 10% in 2014 to $1.06 per diluted share from $0.96 per diluted share in 2013.

Fourth quarter 2014 total revenues increased 21% to $82.1 million compared with $67.7 million for the fourth quarter of 2013. Revenue for the twelve months ended December 31, 2014 increased 29% to $312.5 million from $242.5 million in 2013.

Net income for the fourth quarter of 2014 was $14.9 million (or $0.08 per diluted share) down from net income of $17.8 million (or $0.11 per diluted share) in the fourth quarter of 2013 primarily due to acquisition expenses related to the Median acquisition. Net income for the twelve months ended December 31, 2014 was $50.5 million (or $0.29 per diluted share) compared with net income of $97.0 million (or $0.63 per diluted share) in 2013. Net income in 2014 includes previously disclosed impairments of $50.1 million, a negative impact of $0.30 per diluted share, related to Monroe Hospital in Bloomington, Indiana and Bucks County Hospital in Pennsylvania along with higher acquisition expenses.

PORTFOLIO UPDATE AND OUTLOOK

As of December 31, 2014, the Company had total real estate and related investments of approximately $3.6 billion consisting of 132 properties in 27 states and in Germany and the United Kingdom. The properties are leased to or mortgaged by 27 hospital operating companies. Including completion of development commitments and the pending MEDIAN acquisitions, the Company projects total real estate and related investments of approximately $4.1 billion comprising more than 172 healthcare properties.

Based solely on the completed acquisitions, development commitments, and pending MEDIAN transactions, per share Normalized FFO is expected to grow to between approximately $1.21 and $1.27 on an annual run-rate basis. In addition, MPT expects to continue to invest in similarly accretive hospital real estate in 2015, and any impact to FFO is not included in the annual run rate provided herein.

These estimates do not include the effects, if any, of real estate operating costs, litigation costs, debt refinancing costs, acquisition costs, currency exchange rate movements, interest rate hedging activities, write-offs of straight-line rent or other non-recurring or unplanned transactions. These estimates will change if the Company acquires assets totaling more or less than its expectations, the timing of acquisitions varies from expectations, capitalization rates vary from expectations, market interest rates change, debt is refinanced, new shares are issued, additional debt is incurred, assets are sold, other operating expenses vary, income from investments in tenant operations vary from expectations, or existing leases do not perform in accordance with their terms.

CONFERENCE CALL AND WEBCAST

The Company has scheduled a conference call and webcast for Thursday, February 12, 2015 at 11:00 a.m. Eastern Time to present the Company’s financial and operating results for the quarter ended December 31, 2014. The dial-in numbers for the conference call are 866-825-1709 (U.S.) and 617-213-8060 (international); both numbers require passcode 76141494. The conference call will also be available via webcast in the Investor Relations’ section of the Company’s website, www.medicalpropertiestrust.com.

A telephone and webcast replay of the call will be available beginning shortly after the call’s completion through February 26, 2015. Dial-in numbers for the replay are 888-286-8010 and 617-801-6888 for U.S. and International callers, respectively. The replay passcode for both U.S. and international callers is 60979641.

The Company’s supplemental information package for the current period will also be available on the Company’s website under the “Investor Relations” section.

About Medical Properties Trust, Inc.

Medical Properties Trust, Inc. is a Birmingham, Alabama based self-advised real estate investment trust formed to capitalize on the changing trends in healthcare delivery by acquiring and developing net-leased healthcare facilities. MPT’s financing model allows hospitals and other healthcare facilities to unlock the value of their underlying real estate in order to fund facility improvements, technology upgrades, staff additions and new construction. Facilities include acute care hospitals, inpatient rehabilitation hospitals, long-term acute care hospitals, and other medical and surgical facilities. For more information, please visit the Company’s website at www.medicalpropertiestrust.com.

The statements in this press release that are forward looking are based on current expectations and actual results or future events may differ materially. Words such as “expects,” “believes,” “anticipates,” “intends,” “will,” “should” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company or future events to differ materially from those expressed in or underlying such forward-looking statements, including without limitation: the satisfaction of all conditions to, and the timely closing (if at all) of the Median sale-leaseback transactions; the Company financing of the transactions described herein; the capacity of Median and the Company’s other tenants to meet the terms of their agreements; Normalized FFO per share; expected payout ratio, the amount of acquisitions of healthcare real estate, if any; capital markets conditions, the repayment of debt arrangements; statements concerning the additional income to the Company as a result of ownership interests in certain hospital operations and the timing of such income; the payment of future dividends, if any; completion of additional debt arrangement, and additional investments; national and international economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition and development risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally or healthcare real estate in particular. For further discussion of the factors that could affect outcomes, please refer to the “Risk factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and as updated by the Company’s subsequently filed Quarterly Reports on Form 10-Q and other SEC filings. Except as otherwise required by the federal securities laws, the Company undertakes no obligation to update the information in this press release.

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MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

	December 31, 2014	December 31, 2013
	(Unaudited)	(A)
Assets
Real estate assets
Land, buildings and improvements, and intangible lease assets	$2,149,611,503	$1,823,683,129
Construction in progress and other	23,162,924	41,771,499
Net investment in direct financing leases	439,516,173	431,024,228
Mortgage loans	397,593,819	388,756,469

Gross investment in real estate assets	3,009,884,419	2,685,235,325
Accumulated depreciation and amortization	(202,627,286)	(159,776,091)

Net investment in real estate assets	2,807,257,133	2,525,459,234
Cash and cash equivalents	144,541,257	45,979,648
Interest and rent receivable	41,136,306	58,565,294
Straight-line rent receivable	59,127,947	45,828,685
Other assets	695,273,179	228,862,582

Total Assets	$3,747,335,822	$2,904,695,443

Liabilities and Equity
Liabilities
Debt, net	$2,201,654,334	$1,421,680,749
Accounts payable and accrued expenses	112,623,187	94,289,615
Deferred revenue	27,206,612	24,114,374
Lease deposits and other obligations to tenants	23,804,458	20,402,058

Total liabilities	2,365,288,591	1,560,486,796
Equity
Preferred stock, $0.001 par value. Authorized 10,000,000 shares; no shares outstanding	—	—
Common stock, $0.001 par value. Authorized 250,000,000 shares; issued and outstanding — 172,743,348 shares at December 31, 2014 and 161,309,725 shares at December 31, 2013	172,743	161,310
Additional paid in capital	1,765,380,949	1,618,054,133
Distributions in excess of net income	(361,330,051)	(264,803,804)
Accumulated other comprehensive income (loss)	(21,914,067)	(8,940,649)
Treasury shares, at cost	(262,343)	(262,343)

Total Equity	1,382,047,231	1,344,208,647

Total Liabilities and Equity	$3,747,335,822	$2,904,695,443

(A)	Financials have been derived from the prior year audited financials and include certain minor reclasses to be consistent with the 2014 presentation.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Consolidated Statements of Income

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
	(unaudited)	(A)	(unaudited)	(A)
Revenues
Rent billed	$50,065,768	$38,520,039	$187,018,147	$132,578,216
Straight-line rent	2,858,620	2,474,148	13,507,120	10,705,792
Income from direct financing leases	12,367,929	11,545,956	49,154,786	40,830,388
Interest and fee income	16,813,085	15,139,342	62,851,590	58,409,167

Total revenues	82,105,402	67,679,485	312,531,643	242,523,563
Expenses
Real estate depreciation and amortization	14,452,563	11,151,338	53,937,810	36,977,724
Impairment charges	—	—	50,127,895	—
Property-related	449,926	934,118	1,850,659	2,450,521
Acquisition expenses (B)	18,455,684	13,036,440	26,388,957	19,493,657
General and administrative	11,437,880	8,901,727	37,274,269	30,063,409

Total operating expenses	44,796,053	34,023,623	169,579,590	88,985,311

Operating income	37,309,349	33,655,862	142,952,053	153,538,252
Interest and other income (expense)	(22,171,124)	(19,881,506)	(91,813,437)	(63,511,002)
Income tax (expense) benefit	(108,407)	(464,219)	(340,368)	(725,707)

Income from continuing operations	15,029,818	13,310,137	50,798,248	89,301,543
Income from discontinued operations	(320)	4,587,686	(1,820)	7,913,867

Net income	15,029,498	17,897,823	50,796,428	97,215,410
Net income attributable to non-controlling interests	(81,779)	(59,083)	(273,701)	(224,300)

Net income attributable to MPT common stockholders	$14,947,719	$17,838,740	$50,522,727	$96,991,110

Earnings per common share — basic:
Income from continuing operations	$0.08	$0.08	$0.29	$0.59
Income from discontinued operations	—	0.03	—	0.05

Net income attributable to MPT common stockholders	$0.08	$0.11	$0.29	$0.64

Earnings per common share — diluted:
Income from continuing operations	$0.08	$0.08	$0.29	$0.58
Income from discontinued operations	—	0.03	—	0.05

Net income attributable to MPT common stockholders	$0.08	$0.11	$0.29	$0.63

Dividends declared per common share	$0.21	$0.21	$0.84	$0.81
Weighted average shares outstanding — basic	172,411,250	161,142,567	169,998,971	151,439,002
Weighted average shares outstanding — diluted	172,603,919	161,839,544	170,540,178	152,597,666

(A)	Financials have been derived from the prior year audited financials.

(B)	Includes $3.9 million and $5.8 million in real estate transfer taxes in the quarter and year ended December 31, 2014, respectively. Includes $12.0 million in real estate transfer taxes in the quarter and year ended December 31, 2013.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Reconciliation of Net Income to Funds From Operations

(Unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
FFO information:
Net income attributable to MPT common stockholders	$14,947,719	$17,838,740	$50,522,727	$96,991,110
Participating securities’ share in earnings	(310,807)	(190,142)	(894,604)	(728,533)

Net income, less participating securities’ share in earnings	$14,636,912	$17,648,598	$49,628,123	$96,262,577

Depreciation and amortization:
Continuing operations	14,452,563	11,151,338	53,937,810	36,977,724
Discontinued operations	—	380,966	—	708,422
Gain on sale of real estate	(2,857,475)	(5,605,087)	(2,857,475)	(7,659,316)
Real estate impairment charge	—	—	5,974,400	—

Funds from operations	$26,232,000	$23,575,815	$106,682,858	$126,289,407

Write-off straight line rent	1,867,389	1,457,235	2,817,727	1,457,235
Acquisition costs	18,455,684	13,036,440	26,388,957	19,493,657
Unutilized financings fees / debt refinancing costs	1,407,385	—	1,698,020	—
Loan and other impairment charges	—	—	44,153,495	—

Normalized funds from operations	$47,962,458	$38,069,490	$181,741,057	$147,240,299

Share-based compensation	2,515,745	2,812,906	8,694,224	8,832,006
Debt costs amortization	1,373,494	934,383	4,813,880	3,558,506
Additional rent received in advance (A)	(300,000)	(300,000)	(1,200,000)	(1,200,000)
Straight-line rent revenue and other	(6,473,535)	(4,673,544)	(22,985,887)	(17,039,339)

Adjusted funds from operations	$45,078,162	$36,843,235	$171,063,274	$141,391,472

Per diluted share data:
Net income, less participating securities’ share in earnings	$0.08	$0.11	$0.29	$0.63
Depreciation and amortization:
Continuing operations	0.08	0.07	0.31	0.24
Discontinued operations	—	—	—	—
Gain on sale of real estate	(0.01)	(0.03)	(0.01)	(0.04)
Real estate impairment charge	—	—	0.04	—

Funds from operations	$0.15	$0.15	$0.63	$0.83

Write-off straight line rent	0.01	0.01	0.02	0.01
Acquisition costs	0.11	0.08	0.15	0.12
Unutilized financings fees / debt refinancing costs	0.01	—	—	—
Loan and other impairment charges	—	—	0.26	—

Normalized funds from operations	$0.28	$0.24	$1.06	$0.96

Share-based compensation	0.01	0.02	0.05	0.06
Debt costs amortization	0.01	0.01	0.03	0.02
Additional rent received in advance (A)	—	(0.01)	—	(0.01)
Straight-line rent revenue and other	(0.04)	(0.03)	(0.14)	(0.10)

Adjusted funds from operations	$0.26	$0.23	$1.00	$0.93

(A)	Represents additional rent from one tenant in advance of when we can recognize as revenue for accounting purposes. This additional rent is being recorded to revenue on a straight-line basis over the lease life.

Investors and analysts following the real estate industry utilize funds from operations, or FFO, as a supplemental performance measure. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets, which assumes that the value of real estate diminishes predictably over time. We compute FFO in accordance with the definition provided by the National Association of Real Estate Investment Trusts, or NAREIT, which represents net income (loss) (computed in accordance with GAAP), excluding gains (losses) on sales of real estate and impairment charges on real estate assets, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

In addition to presenting FFO in accordance with the NAREIT definition, we also disclose normalized FFO, which adjusts FFO for items that relate to unanticipated or non-core events or activities or accounting changes that, if not noted, would make comparison to prior period results and market expectations less meaningful to investors and analysts. We believe that the use of FFO, combined with the required GAAP presentations, improves the understanding of our operating results among investors and the use of normalized FFO makes comparisons of our operating results with prior periods and other companies more meaningful. While FFO and normalized FFO are relevant and widely used supplemental measures of operating and financial performance of REITs, they should not be viewed as a substitute measure of our operating performance since the measures do not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which can be significant economic costs that could materially impact our results of operations. FFO and normalized FFO should not be considered an alternative to net income (loss) (computed in accordance with GAAP) as indicators of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity.

We calculate adjusted funds from operations, or AFFO, by subtracting from or adding to normalized FFO (i) unbilled rent revenue, (ii) non-cash share-based compensation expense, and (iii) amortization of deferred financing costs. AFFO is an operating measurement that we use to analyze our results of operations based on the receipt, rather than the accrual, of our rental revenue and on certain other adjustments. We believe that this is an important measurement because our leases generally have significant contractual escalations of base rents and therefore result in recognition of rental income that is not collected until future periods, and costs that are deferred or are non-cash charges. Our calculation of AFFO may not be comparable to AFFO or similarly titled measures reported by other REITs. AFFO should not be considered as an alternative to net income (calculated pursuant to GAAP) as an indicator of our results of operations or to cash flow from operating activities (calculated pursuant to GAAP) as an indicator of our liquidity.